EXHIBIT 21
                                 QMS, INC.
                       SUBSIDIARIES AND TRADE NAMES


Unless indicated otherwise, each of the following is a wholly owned subsidiary of QMS, Inc.


                           State or Other
                           Jurisdiction of    Other Names Under Which
 Legal Name of Subsidiary  Incorporation     Subsidiary Does Business

QMS Circuits, Inc.         Delaware          QCI

QMS Foreign Sales,         U.S. Virgin
   Inc.                    Islands

QMS Canada, Inc.           Canada            QMS Computer Products, Ltd.
                                             QCP
                                             Watson Computer Products, Inc.

QMS Europe B.V.            the Netherlands   QMS International B.V.
                                             QMS B.V.
                                             QMS Ltd.

*QMS New Zealand
   Limited                 New Zealand

QMS Australia Pty. Ltd.    Australia

QMS Japan, Inc.            Japan

QMS Asia-Pacific, Inc.     Delaware


QMS EUROPE B.V. SUBSIDIARIES:

QMS International GmbH     West Germany

*QMS Winterthur, A.G.      Switzerland

QMS S.A.R.L.               France

QMS (UK) Limited           United Kingdom

QMS Nordic AB              Sweden



AS OF DECEMBER 15, 1994

* Dissolved or in the process of dissolution as of September 1994